FedFirst 10-Q
Exhibit 10.1

AMENDMENT TO THE EMPLOYMENT AGREEMENT BY AND BETWEEN
RICHARD BOYER AND EXCHANGE UNDERWRITERS, INC.

WHEREAS, Richard Boyer. entered into an amended and restated employment agreement with Exchange Underwriters, Inc. (“Exchange”) effective June 1, 2008 (the “Employment Agreement”); and

WHEREAS, the Board of Directors of Exchange has resolved to amend the Employment Agreement effective September 19, 2009 to clarify the terms of Mr. Boyer’s automobile benefits and the reimbursement of business expenses.

NOW, THEREFORE, Mr. Boyer and Exchange hereby agree to amend the Employment Agreement as follows:

FIRST CHANGE

Effective September 19, 2009, Section 8 shall be deleted in its entirety and replaced with the following new Section 8:

“Exchange will reimburse Executive for all reasonable and documented out-of-pocket business expenses (including, but not limited to, business cell phone use, parking, business entertainment, seminars, membership fees for organizations approved by the Board and dues for such organizations) incurred in connection with his services under this Agreement. Executive must submit expenses to the President and Chief Executive Officer of the Bank for approval and substantiate the payment of all expenses in accordance with applicable policies of the Bank and Exchange.”

SECOND CHANGE

Effective September 19, 2009, Section 8(b) shall be deleted in its entirety and replaced with the following new Section 8(b):

“Executive may continue his use of a 2004 Acura TL owned by Exchange until the earlier of: (i) September 19, 2010 or (ii) Executive’s termination of employment with Exchange.  All costs associated with insuring and maintaining the Acura TL will be paid for by Exchange until the earlier of: (i) Executive’s termination of employment with Exchange or (ii) September 19, 2010.”

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment to the Employment Agreement as of October 15, 2009.

ATTEST:	EXCHANGE UNDERWRITERS, INC.

/s/ Diane Merrick	/s/ Richard Boyer
Diane Merrick	Richard Boyer